Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 11, 2004, in the Registration Statement (Form SB-2) and related Prospectus of SiriCOMM, Inc. for the registration of shares of its common stock.

                                        /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
March 3, 2005